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                                                                  EXHIBIT 10.3.7

                          COMMERCIAL REAL ESTATE LEASE

This lease is entered into as of the first day of October 1, 1996, by and between the Landlord and the Tenant hereinafter named, superseding all previous leases.

         ARTICLE I, 1.1

                          (a)     "Landlord": Quad Corners Investments,
                                                  Ltd., a Texas Limited
                                                  Partnership.

                          (b)     Landlord's address: 4435 Laren Lane, Dallas,
                                                  Texas, 75244

                          (c)     "Tenant":  The Company Doctor, a
                                                  Delaware Corporation.  The
                                                  Physician Group, P.A., a
                                                  Texas Professional
                                                  Association.

                          (d)     Tenants' address: 5215 North O'Connor Blvd.,
                                                  Suite 1800, Irving, Texas
                                                  75039

                          (e)     Tenant's Trade Name: The Company Doctor

                          (f)     "Demised Premises":...    in the City of
                                                  Farmers Branch, County of
                                                  Dallas, State of Texas, and
                                                  being 3604 Belt Line Road;
                                                  Lot 1,  Block 7, Brookhaven
                                                  Business Park, Phase 2.

                          (g)     Lease Term: Commencing on the first day of
                                                  October, 1996, except as may
                                                  be modified by exhibits
                                                  attached to this lease (the
                                                  "Commencement Date") and
                                                  continuing for ten (10) years
                                                  and no months.

                          (h)     Minimum guaranteed rental: Eight Thousand
                                                  Dollars ($ 8,000.00) per
                                                  month, payable in advance,
                                                  adjusted annually by the most
                                                  recently calculated CPI for
                                                  the previous twelve months.

                          (i)     Prepaid rental: Sixteen Thousand Dollars
                                                  ($16,000.00), being the first
                                                  and last months of the lease
                                                  term.

                          (j)     Security deposit: Five Thousand Dollars
                                                  ($5,000), being a deposit by
                                                  Tenant to Landlord as
                                                  security for the performance
                                                  of Tenant's obligations under
                                                  this lease. If Landlord
                                                  applies any part of the
                                                  deposit to cure any default
                                                  of Tenant, Tenant shall on
                                                  demand, deposit the amount so
                                                  applied so that Landlord
                                                  shall have a full deposit on
                                                  hand at all times during the
                                                  term of this lease.

                          (k)     Permitted use: Medical practice.





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         1.2     Each of the foregoing definitions and basic provisions shall be construed in conjunction with and limited by the references thereto in the other provisions of this lease.

                 ARTICLE II. 2.1 In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants and conditions hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord, the Demised Premises as described in
Section I.1 (f), TO HAVE AND TO HOLD said premises for the lease term specified in Section 1.1 (g), all upon the terms and conditions set forth in this lease. Landlord further agrees that if Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant. Tenant shall, subject to the terms of this lease, at all times during the continuance of this lease have peaceful and quiet possession of the Demised Premises.

                 ARTICLE III. 3.1 By occupying the Demised Premises, Tenant shall be deemed to have accepted the same and to have acknowledged that the same comply fully with Landlord's covenants and obligations hereunder.

         3.2 If this lease is executed before the Demised Premises become vacant, if any present tenant or occupant of the premises holds over, and Landlord cannot acquire possession of the Demised Premises prior to the Commencement Date of this lease, as above defined, Landlord shall not be deemed to be in default hereinunder, and Tenant agrees to accept possession of the Demised Premises at such time as Landlord is able to tender the same. Landlord hereby waives the payment of rent covering any period prior to tender of possession to Tenant hereinunder.

         3.3 Landlord and Tenant each agree that at the request of either they will execute and deliver a short form lease in recordable form containing the basic provisions of this agreement, acknowledging that Tenant has accepted possession and reciting the exact Commencement Date and termination date of this lease.

                 ARTICLE IV. 4.1 Rental shall accrue hereunder from the Commencement Date, and shall be payable to Landlord at the address specified in
Section 1.1 (b) above.

         4.2 Tenant shall pay to Landlord minimum guaranteed rental in monthly installments in the amounts specified in Section 1.1 above. The first such monthly installment shall be due and payable on or before the Commencement Date, and subsequent installments shall be due and payable on or before the first day of each succeeding calendar month during the hereby demised term; provided that if the Commencement Date is a date other than the first day of a calendar month, there shall be due and payable on or before such date as minimum guaranteed rental for the balance of such calendar month a sum equal to that proportion of the rent specified for the first full calendar month as herein provided, which the number of days from the Commencement Date to the end of the calendar month during which the Commencement Date shall fall bears to the total number of days in such month.





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         4.3     It is understood that the minimum guaranteed rental is payable on or before the first day of the month (in accordance with Section 4.2 above). In the event any rental is not received within ten (10) days after its due date for any reason whatsoever, it is agreed that the amount thus due shall bear interest at the maximum contractual rate which could legally be charged in the event of a loan of such rental to Tenant in the state where the Demised
Premises are located (but in no event to exceed 1.5% per month), such interest to accrue continuously on any unpaid balance due to Landlord by Tenant during the period commencing with the aforesaid due date and terminating with the date on which Tenant makes full payment of all amounts owing to Landlord at the time of said payment. Any such increase shall be payable as additional rent hereunder and shall be payable immediately on demand.

         4.4 If Tenant fails in two (2) consecutive months to make rental payments within ten (10) days after due, Landlord in order to reduce its administrative costs, may require, by giving written notice to Tenant (and in addition to any interest accruing pursuant to Section 4.3 above, as well as any other rights and remedies accruing pursuant to Article XVII or Article XVIII below, or any other term, provision of covenant of this lease), that minimum guaranteed rentals are to be paid quarterly in advance instead of monthly and that all future rental payments are to be made on or before the due date by cash, cashier's check, or money order, and that the delivery of Tenant's personal or corporate check will no longer constitute a payment of rental as provided in this lease. Any acceptance of a monthly rental payment or of a personal or corporate check thereafter by Landlord shall not be construed as a subsequent waiver of said rights.

                 ARTICLE V. 5.1 The Demised Premises may be used only for the purpose or purposes specified in Section 1.1 (k) above, and for no other purposes without the prior written consent of Landlord. Tenant shall not at any time leave the Demised Premises vacant, but shall in good faith continuously throughout the term of this lease conduct and carry on in the entire Demised Premises the type of business for which the Demised Premises are leased.

         5.2 Tenant shall not, without Landlord's prior written consent, keep anything within the premises or on the property or use the premises for any purpose which increases the insurance premium cost or invalidates any insurance policy carried on the Demised Premises. All property kept, stored or maintained within the premises by Tenant shall be at Tenant's sole risk.

         5.3 Tenant shall take good care of the Demised Premises and keep the same free from waste at all times. Tenant shall keep the Demised Premises, parking lot and sidewalks of the premises in good repair, as well as neat, clean and free from dirt or rubbish at all times, and shall store all trash and garbage at Tenant's expense. Tenant will arrange for regular pickup of such trash and garbage at Tenant's expense. Tenant shall also maintain the lawn and landscaped areas of the property, including the existing sprinkler system, at Tenant's expense. Should Tenant fail to comply with the above maintenance within ten (10) days after written notice delivered to Tenant by Landlord, Landlord may at its option make such maintenance without liability to Tenant for any loss or damage which may result to its stock or business by reason of such maintenance; and Tenant shall pay to Landlord upon demand, as additional rent hereunder, the cost of such maintenance, plus interest at the maximum contractual rate which could legally be charged in the event of a loan of such payment to Tenant in the





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state where the Demised Premises are located (but in no event to exceed 1.5%
per month), such interest to accrue continuously from the date of payment by Landlord until repayment by Tenant. At the expiration of this lease, Tenant shall surrender the Demised Premises in good condition, excepting reasonable wear and tear and losses required to be restored by Landlord in Section 6.1,
Article XIV and Article XV of this lease.

         5.4 Tenant shall procure at its sole expense any permits and licenses required for the transaction of business in the Demised Premises and otherwise comply with all applicable laws, ordinances, and governmental regulations.

                 ARTICLE VI. 6.1 Landlord shall keep the foundation, the exterior walls, (except plate glass windows, doors, door closure devices and other exterior openings; window and door frames, molding, locks and hardware; lighting, heating, air conditioning, plumbing, and other electrical, mechanical and electromotive installation, equipment and fixtures; signs, placards, decorations or advertising and media of any type; and interior painting or other treatment of exterior walls) and roof of the Demised Premises in good repair. Landlord, however, shall not be required to make any repairs occasioned by the act or negligence of Tenant, its agents, employees, subtenants, licensees and the provisions of the previous sentence are expressly recognized to be subject to the provisions of Article XIV. In the event that the Demised Premises should become in need of repairs required to be made by Landlord hereunder, Tenant shall give immediate written notice thereof to Landlord; and Landlord shall not be responsible in any way for failure to make any such repairs until a reasonable time shall have elapsed after receipt by Landlord of such written notice.

         6.2 Tenant shall keep the Demised Premises in good, clean and habitable condition and shall at its sole cost and expense keep the premises free of insects, rodents vermin and other pests and make all needed repairs and replacements, including replacement of cracked or broken glass, except for repairs and replacements required to be made by landlord under the provisions of Section 6.1, Article XIV and Article XV. Without limiting the coverage of the previous sentence, it is understood that Tenant's responsibilities therein include the repair and replacement of all lighting, heating, air conditioning, plumbing and other electrical mechanical and electromotive installation, equipment and fixtures and also include all utility repairs in ducts, conduits, pipes and wiring and any sewer stoppage located in, under and above the Demised Premises. If any repairs required to be made by Tenant hereunder are not made within ten (10) days after written notice delivered to Tenant by Landlord, Landlord may at its option make such repairs without liability to Tenant for any loss or damage which may result to its stock or business by reason of such repairs; and Tenant shall pay to Landlord upon demand, as additional rent hereunder, the cost of such repairs plus interest at the maximum contractual rate which could legally be charged in the event of a loan of such payment to Tenant in the state where the Demised Premises are located (but in no event to exceed 1.5% per month), such interest to accrue continuously from the date of payment by Landlord until repayment by Tenant. At the expiration of this lease, Tenant shall surrender the Demised Premises in good condition, excepting reasonable wear and tear and losses required to be restored by Landlord in
Section 6.1, Article XIV and Article XV of this lease.

         6.3 Fixtures and appliances, including the tub whirlpool and kitchen appliances not owned by the P.A. will be included in the lease of the Demised Premises and shall





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remain on the premises.   Personal property on the premises, such as artwork
throughout the Demised Premises are not included in this lease and can be removed by the Landlord at their discretion.

                 ARTICLE VII. 7.1 Tenant shall not make any alterations, additions or improvements to the Demised premises without the prior written consent of Landlord, except for the installation of unattached, movable trade fixtures which may be installed without drilling, cutting or otherwise defacing the premises. All alterations, additions, improvements and fixtures (other than Tenant's unattached, readily movable furniture and office equipment) which may be made or installed by either party upon the Demised Premises shall remain upon and be surrendered with the premises and become the property of Landlord at the termination of this lease, unless Landlord requests their removal in which event Tenant shall remove the same and restore the premises to their original condition at Tenant's expense.

         7.2 All construction work done by Tenant within the Demised Premises shall be performed in a good and workmanlike manner, in compliance with all governmental requirements. Tenant agrees to indemnify Landlord and hold Landlord harmless against any loss, liability or damage resulting from such work, and Tenant shall, if requested by Landlord, furnish bond or other security satisfactory to Landlord against any such loss, liability or damage.

                 ARTICLE VIII. 8.1. Landlord shall have the right to enter upon the Demised Premises at any time for the purpose of inspecting the same, or of making repairs to the Demised Premises, or of showing the Demised Premises to prospective purchasers, lessees or lenders.

         8.2. Tenant will permit Landlord to place and maintain "For Rent" or "For Lease" signs on the Demised Premises during the last ninety days of the lease term, it being understood that such signs shall in no way affect Tenant's obligations pursuant to any provisions of this lease.

                 ARTICLE IX. 9.1 Tenant shall not, without Landlord's prior written consent (a) make any changes to the building front or (b) install any exterior lighting, decorations, paintings, awnings, or the like excepting only dignified displays of customary type. All signs shall be subject to the prior written approval of Landlord as to construction, method of attachment, size, shape, height, lighting, and general appearance. All signs shall be kept in good condition.

                 ARTICLE X. 10.1 Landlord shall not be liable for any interruption whatsoever in utility services not furnished by him, nor for interruptions in utility services furnished by him which are due to fire, accident, strike, acts of God or other causes beyond the control of Landlord or in order to make alterations, repairs or improvements.

                 ARTICLE XI. 11.1 Tenant agrees to transfer all utilities, including water, electricity, natural gas, sewerage service, and telephone service within three days of the signing of this contract. Tenant shall promptly pay all charges for electricity, water, gas, telephone service, sewerage service and other utilities furnished to the Demised Premises. Landlord may if it so elects, furnish one or more utility services to Tenant, and in such event, Tenant shall purchase the use of such services as are tendered by





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Landlord, and shall pay on demand as additional rental the rates established therefore by Landlord which shall not exceed the rates which would be charged for the same services if purchased directly by the local public utility companies. Landlord may at any time discontinue furnishing such service without obligation to Tenant other than to connect Demised Premises to the public utility.

                 ARTICLE XII. 12.1 Landlord shall not be liable to Tenant or to Tenant's employees, agents, or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Demised Premises including grounds outside of building, caused by the negligence or misconduct of Tenant, its employees, subtenants, licensees or of any other person entering the building under express or implied invitation of Tenant, or arising out of the use of the premises by Tenant and the conduct of its business therein, or arising out of any breach or default by Tenant in the performance of its obligations hereunder; and Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from any loss, expense or claims arising out of such damage or injury.

         12.2. Tenant shall procure and maintain throughout the term of this lease a policy or policies of insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with Tenant's use or occupancy of the Demised Premises, or by the condition of Demised Premises, the limits of such policy or policies to be in an amount not less than One Million Dollars ($1,000,000) in respect of injuries to or death of any one person, and in an amount not less than One Million Dollars ($1,000,000) in respect of any one accident or disaster, and in an amount not less than Nine Hundred Fifty Five Thousand Dollars ($955,000) in respect of property damage or destruction, and to be written by insurance companies satisfactory to Landlord. Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least ten (10) days prior to cancellation of such insurance. Such policies or duly executed certificates of insurance shall be promptly delivered to Landlord and renewals thereof as required shall be delivered to Landlord at least thirty (30) days prior to the expiration of the respective policy terms. If tenant should fail to comply with the foregoing requirements relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord on demand as additional rent hereunder the premium cost thereof plus interest at the maximum contractual rate (but in no event to exceed 1.5% per month) from the date of payment by Landlord until repaid by Tenant.

                 ARTICLE XIII. 13.1 Landlord and Landlord's agents and employees shall not be liable to Tenant for any injury to person or damage to property caused by the Demised Premises or any portions of the property becoming out of repair or by defect or failure of any structural element of the Demised Premises or of any equipment, pipes or wiring, or broken glass, or by the backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Demised Premises (except where due to Landlord's willful failure to make repairs required to be made hereunder, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs), nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the property or of any other persons whomsoever, excepting only duly authorized employees and agents of Landlord.





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                 ARTICLE XIV. 14.1 Tenant shall give immediate written notice to Landlord of any damage caused to the Demised Premises by fire or other casualty.

         14.2 In the event that the Demised Premises shall be damaged or destroyed by fire or other casualty insurable under standard fire and extended coverage insurance and Landlord does not elect to terminate this lease as hereinafter provided, Landlord shall proceed with reasonable diligence and at its sole cost and expense to rebuild and repair the Demised Premises. In the event (a) the building in which the Demised Premises are located shall be destroyed or substantially damaged by casualty not covered by Landlord's insurance or (b) such building shall be destroyed or rendered untenantable to an extent in excess of fifty (50) per cent of the floor area by a casualty covered by Landlord's insurance, or (c) the holder of a mortgage, deed of trust or other lien on the Demised Premises at the time of the casualty elects, pursuant to such mortgage, deed of trust or other lien, to require the use of all or part of Landlord's insurance proceeds in satisfaction of all or part of the indebtedness secured by the mortgage, deed of trust or other lien, then Landlord may elect either to terminate this lease or to proceed to rebuild and repair the Demised Premises. Landlord shall give written notice to Tenant of such election within sixty (60) days after the occurrence of such casualty and if it elects to rebuild and repair shall proceed to do so with reasonable diligence and at its sole cost and expense.

         14.3 Landlord's obligation to rebuild and repair under this Article XIV shall in any event be limited to restoring (a) the Demised Premises to substantially the condition in which the same existed prior to such casualty, exclusive of any alterations, additions improvements, fixtures and equipment installed by Tenant, or (b) Landlord's work to substantially the same condition in which the same existed prior to the casualty, as the case may be. Tenant agrees that promptly after completion of such work by Landlord, Tenant will proceed with reasonable diligence and at Tenant's sole cost and expense to restore, repair and replace all alterations additions, improvements, fixtures, signs, and equipment installed by Tenant or, if an Exhibit C is attached hereto, all items of Tenant's Work as described in Exhibit C as the case may be.

         14.4 Tenant agrees that during any period of reconstruction or repair of the Demised Premises it will continue the operation of its business within the Demised Premises to the extent practicable. During the period from the occurrence of the casualty until Landlord's repairs are completed, the minimum guaranteed rental shall be reduced to such extent as may be fair and reasonable under the circumstances; however, there shall be no abatement of other charges provided for herein.

         14.5 If more than thirty (30) percent of the floor area of the Demised Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective on the date physical possession is taken by the condemning authority.

         14.6 If less than thirty (30) per cent of the floor area of the Demised Premises should be taken as aforesaid, this lease shall not terminate; however, the minimum guaranteed rental (but not percentage rental) payable hereinunder during the unexpired portion of this lease shall be reduced in proportion to the current utilized area taken, effective on





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the date physical possession is taken be the condemning authority. Following such partial taking, Landlord shall make all necessary repairs or alterations to the remaining premises or, if an Exhibit B is attached hereto, all necessary repairs or alterations within the scope of Landlord's Work as described in Exhibit B, as the case may be, required to make the remaining portions of the Demised Premises an architectural whole.

         14.7 All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the demised premises, shall be the property of Landlord, and Tenant hereby assigns its interests in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for Tenant's moving and relocation expenses or for the loss of Tenant's fixtures and other tangible personal property if a separate award for such items are made to Tenant.

                 ARTICLE XV. 15.1 Tenant shall not assign or in any manner transfer this lease or any estate or interest therein, or sublet the Demised Premises or any part thereof, or grant any license, concession or other right of occupancy of any portion of the Demised Premises without the prior written consent of Landlord. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and sublettings.

         15.2 If tenant is a corporation and if at any time during the primary term of this lease or any renewal or extension thereof, the person or persons who own a majority of either the outstanding voting shares or all outstanding shares of capital stock of Tenant at the time of execution of this lease cease to own a majority of such shares (except as the result of transfers by devise or descent), the loss of a majority of such shares shall be deemed as assignment of this lease by Tenant and therefore subject in all respects to the provisions of Section 15.1 above. The previous sentence shall not apply, however, if at the time of the execution of this lease the outstanding voting shares of capital stock of Tenant are listed on a recognized security exchange or over-the-counter market.

         15.3 Notwithstanding any assignment or subletting, Tenet and any guarantor of Tenant's obligations under this lease shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under this lease (even if future assignments and sublettings occur subsequent to the assignments or sublettings by Tenant, and regardless of whether or not Tenant's approval has been obtained for such future assignments and sublettings). Moreover, in the event that the rental due and payable by a sublessee (or a combination of the rental payable under such sublease plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this lease, or if with respect to a permitted assignment, permitted license or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, licensee or other transferee exceeds the rental payable under this lease, then Tenant shall be bound obligated to pay Landlord all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee or other transferee, as the case may be. Finally, in any event of assignment or subletting it is understood and agreed that all rentals paid to Tenant by an assignee or sublessee shall be received by Tenant in trust for Landlord, to be forwarded immediately to Landlord without offset or reduction of any kind; and upon election by Landlord such rentals shall be paid directly to Landlord as specified in





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Section 4.1 of this lease (to be applied as a credit and offset to Tenant's rental obligations).

         15.4 Tenant shall not mortgage, pledge or otherwise encumber its interest in this lease or in the Demised Premises.

         15.5 In the event of the transfer and assignment by Landlord of its interest in this lease and in the building containing the Demised Premises to a person expressly assuming Landlord's obligations under this lease, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. Any security given by Tenant to secure performance of Tenant's obligations hereunder may be assigned and transferred by Landlord to such successor in interest, and Landlord shall thereby be discharged of any further obligation relating thereto.

                 ARTICLE XVI 16.1 Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Demised Premises. If any such taxes are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Demised Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes from which Tenant is primarily liable hereunder.

         16.2 Except as provided in Sections 16.1 and 16.3, Landlord shall pay or cause to be paid all general real estate taxes, general and special assessments and other governmental charges (hereinafter collectively referred to as "the general taxes") levied against the Demised Premises for each real estate tax year; provided, however, Tenant shall pay to Landlord, upon demand, and in addition to the rentals and other charges prescribed in this lease, all of the general taxes attributable to the Demised Premises. The payments to be made by Tenant shall be monthly payments of that portion for the total real estate tax year in which this lease commences or terminates and shall bear the same ratio to the payment which would be required to be made for the full tax year as the number of days of such tax year included within the lease term bears to a full tax year, divided into equal monthly installments. Such monthly installments will be based upon the total real estate taxes paid for the previous year and will be due and payable at the first of each month, as is each minimal guaranteed lease payment. Any increase in the annual tax over the previous year's total tax will be added to the December tax payment to be paid by Tenant.

         16.3 If at any time during the primary term of this lease or any renewal or extension thereof a tax or excise on rents, or other tax however described (except any franchise, estate, inheritance, capital stock, income or excess profits tax imposed upon Landlord) is levied or assessed against Landlord by any lawful taxing authority on account of Landlord's interest in this lease or the rents or other charges reserved hereunder, as a substitute in whole or in part, or in addition to the general taxes described in Section 16.2 above. Tenant agrees to pay to Landlord upon demand, and in addition to the rentals and other charges prescribed in this lease, the amount of such tax or excise. In the event any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require.





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         16.4    The premiums for any fire and extended coverage insurance
maintained by Landlord covering the Demised Premises (thereinafter referred to as the "insurance premiums") shall be paid by Landlord; provided however, Tenant shall pay to Landlord upon demand, and in addition to the rental and other charges prescribed in this lease, all of the insurance premiums attributable to the Demised Premises. The payment to be made by Tenant for the insurance term in which this lease commences or terminated shall bear the same ratio to the payment which would be required to be paid for the full insurance term as the number of days of such term within the term of this lease bears to the full insurance term.

         16.5 If at any time during the primary term of this lease or any renewal or extension thereof, Landlord has reason to believe that at some time within the immediately succeeding twelve-month period Tenant will owe Landlord a payment pursuant to one or more of the preceding sections of this Article XVI, Landlord may direct that Tenant prepay monthly a pro rata portion of the prospective future payment (i.e., the prospective future payment divided by the number of months before the prospective future payment will be due). Tenant agrees that any such prepayment directed by Landlord shall be due and payable monthly on the same day that minimum guaranteed rental is due.

                 ARTICLE XVII. 17.1 The following events shall be deemed to be events of default by Tenant under this lease:
         (1) Tenant shall fail to pay any installment of rent or any other obligation hereunder involving the payment of money and such failure shall continue for a period of ten (10) days after the date due.
         (2) Tenant shall fail to comply with any term, provision or covenant of this lease, other than as described in subsection (1) above, and shall not cure such failure within fifteen (15) days after written notice thereof to Tenant.
         (3) Tenant or any guarantor of Tenant's obligations under this lease shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.
         (4) Tenant or any guarantor of Tenant's obligations under this lease shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant or any guarantor of Tenant's obligations under this lease shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any guarantor of Tenant's obligations under this lease thereunder.
         (5) A receiver or Trustee shall be appointed for the Demised Premises or for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations under this lease.
         (6) Tenant shall desert or vacate or shall commence to desert or vacate the Demised Premises or any substantial portion of the Demised Premises or shall remove or attempt to remove, without the prior written consent of Landlord, all or a substantial value of Tenant's goods, wares, equipment, fixtures, furniture, or other personal property.
         (7) Tenant shall do or permit to be done anything which creates a lien upon the premises.
         (8) Tenant defaults on that one certain Registration Rights Agreement entered into on September 19, 1996, by The Company Doctor and Robert
G. Duchouquette, M.D.

         (9) Tenant defaults on that one certain Secured Promissory Note dated September 19, 1996, in the principal amount of Eight Hundred Forty Three Thousand Seven Hundred Fifty Dollars ($843,750.00), wherein The Physician Group, P.A., (AKA Donald F. Angle, M.D., P.A.) is the maker, Robert G. Duchouquette, M.D. is the Payee, and The Company Doctor is a Guarantor of the Note.

Upon the occurrence of any such events of default, Landlord shall have the option to pursue either of the following alternative remedies:

         A. Without any notice or demand whatsoever, Landlord may take any one or more of the actions permissible at law to insure performance by Tenant or Tenant's covenants and obligations under this lease. In this regard, it is agreed that if Tenant deserts or vacates the Demised Premises, Landlord may enter upon and take possession of such premises in order to protect them from deterioration and continue to demand from Tenant the monthly rentals and other charges provided in this lease, without any obligation to relet; but that if Landlord does, at its sole discretion, elect to relet the Demised Premises, such action by Landlord shall not be deemed as an acceptance of Tenant's surrender of the Demised Premises unless Landlord expressly notifies Tenant of such acceptance in writing pursuant to subsection B of this Section 17.1, Tenant hereby acknowledging that Landlord shall otherwise be reletting as Tenant's agent and Tenant furthermore hereby agreeing to pay to Landlord on demand any deficiency that may arise between the monthly rental and other charges provided in this lease and that actually collected by Landlord. It is further agreed in this regard that in the event of any default described in subsection (2) of this Section 17.1, Landlord shall have the right to enter upon the Demised Premises by force if necessary without being liable for prosecution or any claim for damages therefor, and do whatever tenant is obligated to do under the terms of this lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such actions.

         B. Landlord may terminate this lease by written notice to Tenant, in which event Tenant shall immediately surrender the Demised Premises to Landlord, and If Tenant fails to do so, Landlord may, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent (including any interest which may have accrued pursuant to Section 4.3 of this lease), enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damage therefor. Tenant hereby waives any statutory requirement of prior written notice for filing eviction or damage suits for nonpayment of rent. In addition, Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of any termination effected pursuant to this subsection B, said loss and damage to be determined by either of the following alternative measures of damages:

                 (i) Until Landlord is able, through reasonable efforts, the nature of which efforts shall be at the sole discretion of Landlord, to relet the Demised Premises, Tenant shall pay to Landlord on or before the first day of each calendar month, the monthly rentals and other charges provided in this lease. After the Demise

         Premises have been relet by Landlord, Tenant shall pay to Landlord on the 20th day of each calendar month, the difference between the monthly rentals and other charges provided in this lease for the preceding calendar month and that actually collected by Landlord for such month. If it is necessary for Landlord to bring suit in order to collect any deficiency Landlord shall have a right to allow such deficiencies to accumulate and to bring an action on several or all of the accrued deficiencies at one time. Any such suit shall not prejudice in any way the right of Landlord to bring a similar action for any subsequent deficiency or deficiencies. Any amount collected by Landlord from subsequent tenants for any calendar month, in excess of the monthly rentals and other charges provided in this lease, shall be credited to Tenant in reduction of Tenant's liability for any calendar month for which the amount collected by Landlord will be less than the monthly rentals and other charges provided in this lease; but Tenant shall have no right to such excess other than the above described credit.

                 (ii) When Landlord desires, Landlord may demand a final settlement. Upon demand for a final settlement, Landlord shall have a right to, and Tenant hereby agrees to pay, the difference between the total of all monthly rentals and other charges provided in this lease for the remainder of the term and the reasonable rental value of the Demised Premises for such period, such difference to be discounted to present value at a rate equal to the rate of interest which is allowed by law, in the State designated by Section XXIV, 24.7 of this lease.

If Landlord elects to exercise the remedy prescribed in subsection A above, this election shall in no way prejudice Landlord's right at any time thereafter to cancel said election in favor of the remedy prescribed in subsection B above, provided that at the time of such cancellation, Tenant is still in default. Similarly, if Landlord elects to compute damages in the manner prescribed by subsection B(i) above, this election shall in no way prejudice Landlord's right at any time thereafter to demand a final settlement in accordance with subsection B(ii) above. Pursuant of any of the above remedies shall not preclude pursuit of any other remedies prescribed in other sections of this lease and any other remedies provided by law. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

         17.2 It is expressly agreed that in determining "the monthly rentals and other charges provided in the lease", as that term is used throughout subsection A and B or Section 17.1 above, there shall be added to the minimum guaranteed rental (as in Section 1.1 (h) of this lease), the charges for taxes and insurance (as specified in Article XVI of this lease).

         17.3 It is further agreed that, in addition to payments required pursuant to subsections A and B of Sections 17.1 above, Tenant shall compensate Landlord for all expenses incurred by Landlord in repossession (including among other expense, any increase in insurance premiums caused by the vacancy of the Demised Premises), all expenses incurred by Landlord in reletting (including among other expenses, repairs, remodeling, replacements, advertisements and brokerage fees), all concessions granted to a new tenant upon reletting (including among other concessions, renewal options), all losses incurred by Landlord as a direct or indirect result of Tenant's default

(including among other losses any adverse reaction by Landlord's mortgagee or by other tenants or potential tenants) and a reasonable allowance for Landlord's administrative efforts, salaries and overhead attributable directly or indirectly to Tenant's default and Landlord's pursuing the rights and remedies provided herein and under applicable law.

        17.4 Landlord may restrain or enjoin any breach or threatened breach of any covenant, duty or obligation of Tenant herein contained without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The remedies of Landlord hereunder shall be deemed cumulative and not exclusive of each other.

        17.5 If on account of any breach or default by Tenant in its obligations hereunder, Landlord shall employ an attorney to present, enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any reasonable attorney's fees incurred by Landlord in such connection.

        17.6 Landlord hereby acknowledges receipt from Tenant of the sum stated in Section 1.1(1) above, to be applied to installments of rent as specified in such Section. Landlord further acknowledges receipt from Tenant of the sum stated in Section 1.1(j) above to be held by Landlord without interest as security for the performance by Tenant of Tenant's covenants and obligations under this lease, it being expressly understood that such deposit may be commingled with Landlord's other funds and is not an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of rentals and any other damage, injury, expense or liability caused to Landlord by such event of default, and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. If tenant is not then in default hereunder, any remaining balance of such deposit shall be returned by Landlord to Tenant upon termination of this lease (subject to the provisions of Section 15.5 above).

                 ARTICLE XVIII. 18.1 In addition to the statutory Landlord's lien, Landlord shall have at all times a valid security interest to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently, or which may hereafter by situated on the Demised Premises, and all proceeds therefrom, and such property shall not be removed without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord or to become due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Demised Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale the Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this lease at least seven (7) days before the time of sale. Any sale made pursuant to the provision of this paragraph shall be deemed to have been a public sale conducted in commercially reasonable manner if held in the above-described premises or where the property is located after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in the county in which the property is located, for five (5) consecutive days before the date of the sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and legal expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this paragraph. Any surplus shall be paid to Tenant or as otherwise required by law; the Tenant shall pay any deficiencies forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provision of the Uniform Commercial Code (or corresponding state statute or statutes) in force in the State in which the property is located, as well as any other state the laws of which Landlord may at any time consider to be applicable.

                 ARTICLE XIX. 19.1 In the event Tenant remains in possession of the Demised Premises after the expiration of this lease and without the execution of a new lease, it shall be deemed to be occupying said premises as a tenant from month to month at a rental equal to the rental (including any percentage rental) herein provided, plus fifty (50) per cent of such amount and otherwise subject to all the conditions, provisions and obligations of this lease insofar as the same are applicable to a month to month tenancy.

                 ARTICLE XX. 20.1 Tenant accepts this lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter placed upon the Demised Premises, and to any renewals and extensions thereof. Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this lease; provided, however, notwithstanding that this lease may be (or made to be) superior to mortgage, deed of trust or other lien, the provisions of mortgage, deed of trust or other lien relative to the rights of the mortgagee, with respect to proceeds arising from an eminent domain taking (including a voluntary conveyance by Landlord) and/or arising from insurance payable by reason of damage to or destruction of the Demised Premises shall be prior and superior to any contrary provisions contained in this instrument with respect to the payment of usage thereof. Landlord is hereby irrevocably vested with full power and authority to subordinate this lease to any mortgage, deed of trust or other lien hereafter placed upon the Demised Premises and Tenant agrees upon demand to execute such further instruments subordinating this lease as Landlord may request; provided, however, that upon Tenant's written request and notice to Landlord, Landlord shall use good faith efforts to obtain from any such mortgagee, a written agreement that the rights of Tenant shall remain in full force and effect during the term of this lease so long as Tenant shall continue to recognize and perform all of the covenants and conditions of this lease.

         20.2 At any time when the holder of an outstanding mortgage, deed of trust or other lien covering Landlord's interest in the Demised Premises has given Tenant written notice of its interest in this lease, Tenant may not exercise any remedies for default by Landlord hereunder unless and until the holder of the indebtedness secured by such mortgage, deed of trust or other lien shall have received written notice of such default and a reasonable time for curing such default shall thereafter have elapsed.

                 ARTICLE XXI. 21.1 Whenever any notice is required or permitted hereunder such notice shall be in writing. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered when actually received by the designated addressee or, if earlier and regardless of whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified Mail, Return Receipt Requested, addressed to the parties hereto at the respective addresses set out in Section 1.1 above (or at Landlord's option, to Tenant at the Demised Premises), or at such other addresses as they have theretofore specified by written notice.

         21.2 If and when included within the term "Landlord", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such notice specifying some individual at some specific address for the receipt of notices and payments to the Landlord; if and when included within the term "Tenant" as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such notice specifying some individual at some specific address for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices and payments given in accordance with the provisions of this Article to the same effect as if each had received such notice or payment.

                 ARTICLE XXII. 22.1 Landlord and Tenant acknowledge that there are in effect federal, state, county and municipal laws, orders, rules, directives and regulations (collectively referred to hereinafter as the "Regulations") and that additional Regulations may hereafter be enacted or go into effect, relating to or affecting the Demised Premises and concerning the impact on the environment of construction, land use, maintenance and operation of structures, and conduct of business. Subject to the express rights granted to Tenant under the terms of this lease, Tenant will not cause, or permit to be caused, any act or practice by negligence, omission, or otherwise, that would adversely affect the environment, or do anything or permit anything to be done that would violate any of said laws, regulations, or guidelines. Moreover, Tenant shall have no claim against Landlord by reason of any changes Landlord may make in the Demised Premises pursuant to said Regulations or any charges imposed upon customers or other invitees pursuant to same.

         22.2 If by reason of any federal, state, county or municipal law, order, rule, directive or regulation (collectively referred to hereinafter as the "Regulations"), the payment to, or collection by, Landlord of any rental or other charge (collectively referred to hereinafter as "Lease Payments") payable by Tenant to Landlord pursuant to the provisions of this lease is in excess of the amount (the "Maximum Charge") permitted therefore by the Regulations, then Tenant during the period (the "Freeze Period") when the Regulations shall be in for force and effect shall not be required to pay, nor shall

Landlord be permitted to collect any sum in excess of the Maximum Charge. Upon the earlier of (i) the expiration of the Freeze Period, or (ii) the issuance of a final order or judgment of a court of competent jurisdiction declaring the Regulations to be invalid or not applicable to the provisions of this lease, Tenant, to the extent not then proscribed by law, and commencing with the first day of the month immediately following, shall pay to Landlord, as additional rental, in equal monthly installments during the balance of the term of this lease, a sum equal to the cumulative difference between the Maximum Charges and the Lease Payments during the Freeze Period. If any provisions of this section, or the application thereof, shall to any extent be declared to be invalid and unenforceable, the same, shall not be deemed to affect any of the other provisions of this section or of this lease, all of which shall be deemed valid and enforceable to the fullest extent permitted by law.

                 ARTICLE XXIII. 23.1 Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

         23.2 Tenant shall not for any reason withhold or reduce Tenant's required payments of rentals and other charges provided in this lease, it being agreed that the obligation of Landlord hereunder are independent of Tenant's obligations except as may be otherwise expressly provided. In this regard it is specifically understood and agreed that in the event Landlord commences any proceedings against Tenant for nonpayment of rentals or any other sum due and payable by Tenant hereunder, Tenant will not interpose any counter-claim or other claim against Landlord of whatever nature or description in any such proceedings; and in the event that Tenant stipulate and agree that, in addition to any other lawful remedy of Landlord, upon motion of Landlord, such counter-claim or other claim asserted by Tenant shall be severed out of the proceedings instituted by Landlord and the proceedings instituted by Landlord may proceed to final judgment separately and apart from and without consolidation with or reference to the status of such counter-claim or any other claim asserted by Tenant.

         23.3 Except as may be otherwise herein provided, in all circumstances under this lease where prior consent or permission of one party ("first party"), whether it be Landlord or Tenant, is required before the other party ("second party") is authorized to take any particular type of action, the matter of whether to grant such consent or permission shall be within the sole and exclusive judgment and discretion of the first party; and it shall not constitute any nature of breach by the first party hereunder or any defense to the performance of any covenant, duty or obligation of the second party hereunder that the first party delayed or withheld the granting of such consent or permission, whether or not the delay or withholding of such consent or permission was, in the opinion of the second party, prudent or reasonable or based on good cause.

         23.4 One or more waivers of any covenant, term or condition of this lease by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

         23.5 Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, dots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of Landlord.

         23.6 Tenant agrees that it will from time to time upon request by Landlord execute and deliver to Landlord a statement in recordable form certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified).

         23.7 The laws of the State in which the Demised Premises are located shall govern the interpretation, validity, performance and enforcement of this lease. If any provision of this lease should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this lease shall not be affected thereby. Venue for any action under this lease shall be the county in which rentals are due pursuant to section 4.1 and
Section 1.1 of this lease.

         23.8 The captions used herein are for convenience only and do not limit or amplify the provisions hereof.

         23.9 Whenever herein the singular number is used, the same shall include the plural, and words of any gender shall include each other gender.

         23.10 The terms, provisions and covenants contained in this lease shall apply to, inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors in interest and legal representatives except as otherwise herein expressly provided.

         23.11 This lease contains the entire lease agreement between the parties, and no agreement shall be effective to change, modify, or terminate this lease in whole or in part unless such is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought. Tenant hereby acknowledges that it is not relying on any representation or promise of Landlord or of Agent, except as may be expressly sent forth in this lease.

(THIS SPACE INTENTIONALLY LEFT BLANK, SIGNATURES ARE ON NEXT PAGE.)

EXECUTED as of the date hereinabove stated.

                                           QUAD CORNERS INVESTMENTS, Ltd.

                                           By
                                             -----------------------------------
-----------------------------------          Bertha Rose Duchouquette,
         Attest or Witness                   General Partner

                                           Date:
                                                --------------------------------

                                           By
                                             -----------------------------------
-----------------------------------          Robert G. Duchouquette,
         Attest or Witness                   General Partner

                                           Date:
                                                --------------------------------

                                           THE COMPANY DOCTOR

                                           By: /s/ ROBERT K. AIKEN
                                             -----------------------------------
-----------------------------------           Robert K. Aiken, Vice President
         Attest or Witness                    for Business Development

                                           Date: 20 Sep 1996
                                                --------------------------------

                                           THE PHYSICIAN GROUP, P.A.

                                           By:
                                             -----------------------------------
-----------------------------------           Donald F. Angle, M.D., President
         Attest or Witness

                                           Date:
                                                --------------------------------